                                  EXHIBIT 99.2
EXECUTION COPY


                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                          THE PROCTER & GAMBLE COMPANY

                                       AND

                         BROTHERS GOURMET COFFEES, INC.

            --------------------------------------------------------




                               AS OF MARCH 8, 1999

1.  DEFINITIONS...................................................................................................1
     1.1  APPENDIX OF DEFINED TERMS...............................................................................1
     1.2  ACCOUNTING TERMS........................................................................................1
     1.3  OTHER DEFINITIONAL PROVISIONS...........................................................................1
2.  THE SALE AND PURCHASE OF CERTAIN ASSETS.......................................................................2
     2.1  PURCHASE OF ASSETS......................................................................................2
     2.2  PURCHASE CONSIDERATION..................................................................................2
     2.3  PURCHASE PRICE ADJUSTMENTS..............................................................................3
     2.4  CLOSING.................................................................................................4
     2.5  CLOSING DATE............................................................................................4
     2.6  CLOSING DELIVERIES......................................................................................4
     2.7  CERTAIN EFFECTS OF THE CLOSING..........................................................................4
     2.8  ESCROW ARRANGEMENT......................................................................................5
3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................................5
     3.1  CORPORATE ORGANIZATION..................................................................................5
     3.2  AUTHORIZATION...........................................................................................6
     3.3  CONSENTS AND APPROVALS; NO VIOLATIONS...................................................................6
     3.4  FINANCIAL STATEMENTS....................................................................................7
3.5  COMPLIANCE WITH LAW..........................................................................................8
     3.6  ENVIRONMENTAL MATTERS...................................................................................8
     3.7  INSURANCE...............................................................................................9
     3.8  INTELLECTUAL PROPERTY..................................................................................10
3.9  REORGANIZATION PROCEEDINGS..................................................................................10
3.10  BROKERS AND FINDERS........................................................................................10
3.11  FULL DISCLOSURE............................................................................................11
     3.12 OTHER..................................................................................................11
3.13  REPRESENTATIONS AND WARRANTIES ON CLOSING DATE.............................................................11
3.14  MATERIALITY OF REPRESENTATIONS AND WARRANTIES..............................................................11
4.  REPRESENTATIONS AND WARRANTIES OF BUYER......................................................................11
4.1  CORPORATE STATUS............................................................................................11
4.2  AUTHORITY; CONSENTS; ENFORCEMENT; NONCONTRAVENTION..........................................................12
4.3  NO AGENT, FINDER OR BROKER..................................................................................12
     4.4  COMPLETENESS OF STATEMENT; EFFECT OF REPRESENTATIONS AND WARRANTIES....................................12
5.  COVENANTS OF THE PARTIES.....................................................................................13
5.1  PLAN OF REORGANIZATION AND/OR SALE MOTION...................................................................13
     5.2  ACCESS TO INFORMATION AND EMPLOYEES....................................................................15
     5.3  REGISTRATIONS, FILINGS, AND CONSENTS...................................................................17
     5.4  EXECUTORY LEASES AND CONTRACTS.........................................................................17
     5.5  CONDUCT OF BUSINESS....................................................................................18
     5.6  BEST EFFORTS...........................................................................................19
     5.7  NOTICE OF ACTIONS AND PROCEEDINGS......................................................................19
     5.8  NOTIFICATION OF OTHER MATTERS..........................................................................19
     5.9  MOTIONS BY THE COMPANY.................................................................................20


                                       i

     5.10  SUPPLY AGREEMENT......................................................................................20
6.  CONDITIONS TO BUYER'S OBLIGATIONS AT CLOSING.................................................................20
     6.1  REPRESENTATION AND WARRANTIES..........................................................................20
     6.2  CONSENTS...............................................................................................20
     6.3  LITIGATION.............................................................................................20
     6.4  MATERIAL ADVERSE EFFECT................................................................................21
     6.5  NO AMENDMENTS..........................................................................................21
     6.6  ENTRY OF THE CONFIRMATION ORDER OR THE SALE ORDER AND ASSUMPTION ORDER; CONSUMMATION OF THE PLAN.......21
     6.7  ADDITIONAL PROVISIONS FOR A SALE ORDER.................................................................22
     6.8  PROVISION FOR UNSECURED CREDITORS......................................................................22
     6.9  COMPANY CERTIFICATE....................................................................................23
     6.10  OTHER DOCUMENTS.......................................................................................23
     6.11  CONSENTS..............................................................................................23
     6.12  ORDERS................................................................................................23
     6.13  CONDITIONS TO AMENDED PLAN............................................................................24
     6.14  NO CONVERSION.........................................................................................24
     6.15  CHANGE IN FINANCIAL MARKETS...........................................................................24
     6.16 ASSETS.................................................................................................24
     6.17  CUSTOMER AND OTHER ARRANGEMENTS.......................................................................24
     6.18  EXECUTORY CONTRACTS...................................................................................25
     6.19  SUPPLY................................................................................................25
     6.20  SUPPLY AGREEMENT......................................................................................25
7.  CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING...........................................................25
     7.1  REPRESENTATIONS AND WARRANTIES.........................................................................25
     7.2  LITIGATION; CONSENTS...................................................................................25
     7.3  HIGHEST AND BEST BIDDER................................................................................25
     7.4  ENTRY OF THE CONFIRMATION ORDER OR THE SALE ORDER AND ASSUMPTION ORDER; CONSUMMATION OF THE PLAN.......26
8.  AMENDMENT; TERMINATION; ASSIGNMENT; LIQUIDATED DAMAGES.......................................................26
     8.1  AMENDMENT..............................................................................................26
     8.2  TERMINATION............................................................................................27
     8.3  RIGHTS OF TERMINATION..................................................................................28
     8.4  ASSIGNMENT.............................................................................................29
     8.5  LIQUIDATED DAMAGES.....................................................................................29
9.  MISCELLANEOUS PROVISIONS.....................................................................................30
     9.1  AMENDMENT; WAIVER......................................................................................30
     9.2  BINDING EFFECT.........................................................................................30
     9.3  CONSTRUCTION AND INTERPRETATION OF AGREEMENT...........................................................30
     9.4  SEVERABILITY OF PROVISIONS.............................................................................30
     9.5  EXHIBITS AND SCHEDULES.................................................................................31
     9.6  COUNTERPARTS...........................................................................................31
     9.7  ENTIRE AGREEMENT; DISCLOSURES IN WRITING...............................................................31


                                       ii

     9.8  EXPENSES...............................................................................................31
     9.9  FURTHER ASSURANCES.....................................................................................31
     9.10  GOVERNING LAW.........................................................................................31
     9.11  NOTICES...............................................................................................31
     9.12  CUMULATIVE REMEDIES; SPECIFIC PERFORMANCE.............................................................33
     9.13  TIME OF ESSENCE.......................................................................................33
APPENDIX OF DEFINED TERMS.........................................................................................1


                                       iii

                                    SCHEDULES



SCHEDULE      DESCRIPTION
2.1           Assets
2.2(a)        Details of the Purchase Price

3.3           Consents and Approvals; No Violations
3.5(a)        Exceptions to Compliance with Laws
3.5(b)        Permits, Licenses, Approvals
3.6           Environmental Matters
3.8           Intellectual Property
3.9           Reorganization Proceedings
5.4(b)        Customer Contracts
5.5(g)        Contracts



                              ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT dated as of March 8, 1999 is between The Procter & Gamble Company ("Buyer"), an Ohio corporation, and BROTHERS GOURMET COFFEES, INC., a Delaware corporation and its Subsidiaries, (collectively, with the exception of Maryland Club Foods, Inc. referred to as "Company") debtors-in-possession in Chapter 11 Case numbers 98-1970 (MFW), 98-1971 (MFW), 98-1973 (MFW) and 98-1974 (MFW) pending in the United States Bankruptcy Court for the District of Delaware (the "Case"). "Company", when used in this Agreement, includes the reorganized Company after the Amended Plan is confirmed.

     RECITALS:

     A. The Company is the debtor in the Case and desires to file the Amended Plan or Sale Motion and Assumption Motion in the Chapter 11 Cases pursuant to which Buyer will acquire some of the assets of the Company.

     B. Buyer desires to purchase from the Company some of the assets of the Company pursuant to an 11 U.S.C. Sections 105, 363 and 365 order or a Confirmation Order.

     AGREEMENT:

     NOW, THEREFORE, the parties hereby agree as follows:

          1.  DEFINITIONS.

               1.1 APPENDIX OF DEFINED TERMS. Certain terms used in this Agreement are defined in the Appendix of Defined Terms.

               1.2 ACCOUNTING TERMS. Accounting terms used in this Agreement which are not otherwise defined shall have the meaning assigned such terms under GAAP.

               1.3  OTHER DEFINITIONAL PROVISIONS.

                    (a) When used in this Agreement, the word "including" shall have its normal common meaning and any list of items that may follow such word shall not be deemed to represent a complete list of the contents of the referent of the subject.

                    (b) Unless the context otherwise requires, when used in this Agreement, the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the Person or Persons may require.

          2.  THE SALE AND PURCHASE OF CERTAIN ASSETS .

               2.1 PURCHASE OF ASSETS.   On the terms and conditions of this
Agreement, on the Closing Date the Company shall sell, transfer, assign, convey and deliver to Buyer all of the assets on Schedule 2.1 attached hereto (all such assets collectively referred to as "Assets"), free and clear of any liens, claims and encumbrances. Buyer shall pay the Purchase Price to the Disbursing Agent or the Company, pursuant to Section 2.2(b) and either the Disbursing Agent or the trustee of the Trust or the Company shall sell the Assets to Buyer, on the terms and subject to the conditions of this Agreement (the "Acquisition"). The mechanism for approving the transaction contemplated by this Agreement (either through the Sale Motion and Assumption Motion or the Amended Plan) shall be reasonably agreed by the parties.

               2.2  PURCHASE CONSIDERATION.

                    (a) On the Closing Date, in consideration of the Acquisition, Buyer shall pay the sum of $21,500,000 as adjusted in accordance with Section 2.3 and the Assumed Liabilities pursuant to Section 2.7(b) (the "Purchase Price"). Details of the components of such Purchase Price are set forth on Schedule 2.2(a). These components shall be adjusted as appropriate and necessary to reflect any Purchase Price Adjustment.

                    (b) Payment of the Purchase Price shall be made at the Closing to the Disbursing Agent, at the option of Buyer, by (1) payment by Buyer of the difference between the Purchase Price and the Escrow Amount by wire transfer of immediately available funds in accordance with the Amended Plan and the Confirmation Order or the Sale Order and release of the Escrow Amount to the Disbursing Agent in accordance with the Escrow Agreement or (2) payment by Buyer of the entire cash portion of the Purchase Price by wire transfer of immediately available funds in accordance with the Amended Plan and the Confirmation Order or the Sale Order and the simultaneous return of the Escrow Amount to the Buyer.

                    (c) Notwithstanding the foregoing, $3,087,500 of such Purchase Price, less any Finished Product Inventory transferred by Company to Buyer at Closing (at the rate of $3.25 per pound), shall be put in an escrow account at Closing, subject to an escrow agreement as reasonably agreed by the parties, and such sum shall be released by Buyer (at the rate of $3.25 per pound) only as Company ships Finished Product Inventory pursuant to Buyer's Order. The parties shall agree twenty-five (25) calendar days prior to the anticipated Closing Date, on such Order for Finished Product Inventory.

               2.3  PURCHASE PRICE ADJUSTMENTS.

                    (a) The Purchase Price shall be adjusted (the "Purchase Price Adjustment") in an amount (which may be a positive or negative number) equal to the Green Coffee Inventory Adjustment, In-Store Inventory Adjustment and Accounts Receivable Adjustment. The parties shall estimate the Purchase Price Adjustment at the Closing and adjust the Purchase Price to be paid at the Closing by such estimate.

                    (b) The "Green Coffee Inventory Adjustment" shall be an amount equal to (1) 653,000 pounds minus the number of pounds of Green Coffee Inventory, such difference multiplied by $1.225. If the product is negative, then the Green Coffee Inventory Adjustment shall be added from the amount specified in Section 2.2. If the balance is positive, then the Green Coffee Inventory Adjustment shall be that amount and shall be subtracted from the amount specified in Section 2.2.

                    (c) The "In-Store Inventory Adjustment," the intent of which is to prevent inventory loading, shall be an amount equal to $6.00 multiplied by the sum of (1) the amount (in pounds), for any direct-store-delivery ("DSD") Customer, of any product inventory at such Customer premises that is not on the store shelves (e.g., in the back room); and (2) any product inventory (in pounds) for DSD Customers, wherever situated, which code date expires on or before the Closing Date, but excluding any inventory included in (1) above. Such product, the In-Store Inventory Adjustment, shall only be subtracted from the amount specified in Section 2.2.

                    (d) The "Accounts Receivable Adjustment" shall be the difference between the actual balance of all accounts receivable at the Closing Date and $5,500,000. If such difference is positive, such difference shall be added to the amount specified in Section 2.2(a); if such difference is negative, such difference shall be subtracted from the amount specified in Section 2.2(a).

                    (e) Buyer will prepare calculations of the Green Coffee Inventory Adjustment, In-Store Inventory Adjustment and Accounts Receivable Adjustment and deliver such calculations to the Disbursing Agent within thirty days after the Closing Date. If within thirty days following delivery of the calculations of the Green Coffee Inventory Adjustment, In-Store Inventory Adjustment and Accounts Receivable Adjustment, the Disbursing Agent has not given Buyer notice of its objection to such calculations (such notice must contain a statement of the basis of the Disbursing Agent's objection), then the Green Coffee Inventory Adjustment, In-Store Inventory Adjustment and Accounts Receivable Adjustment calculated by Buyer will be used in computing the Purchase Price Adjustment. If the Disbursing Agent gives such notice of objection, then the issues in dispute will be submitted to the Accountants for resolution. If issues in dispute are submitted to the Accountants for resolution, (1) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (2) absent manifest error, the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (3) Buyer and Company or a distribution fund to be set up in the Amended Plan ("Distribution Fund") will each bear 50% of the fees of the Accountants for such determination.

                    (f) On the tenth Business Day following the final determination of the Purchase Price Adjustment, if the Purchase Price Adjustment is greater than the estimated payment made at Closing, Buyer will pay the difference to the Disbursing Agent, and if the Purchase Price Adjustment is less than the estimated payment made at Closing, the Disbursing Agent will pay the difference to Buyer from the Distribution Fund. No administrative expenses shall be paid prior to making all disbursements necessary to be made from the Distribution Fund.

               2.4 CLOSING. The closing of the Acquisition ("Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, Miami, Florida at 9:00 a.m. local time.

               2.5 CLOSING DATE. The Closing shall occur on a date designated by Buyer which is not later than five (5) Business Days following the later to occur of (1) the satisfaction, or waiver by Buyer, of all of the conditions set forth in Section 6 hereof, (2) the satisfaction, or waiver by the Company, of all of the conditions set forth in Section 7 hereof, and (3) the receipt of all required Government Consents (the "Closing Date").

               2.6 CLOSING DELIVERIES. At the Closing, subject to the satisfaction of the terms and conditions set forth herein, Buyer will pay the Purchase Price in the manner set forth in Section 2.2(b) and either the Disbursing Agent or the trustee of the Trust or the Company will deliver the Assets to Buyer. In addition to the foregoing, the Company and Buyer will execute and deliver such other agreements, instruments, certificates and other documents to be executed and delivered hereunder or as may be reasonably requested by either party to consummate the transactions contemplated hereby, all in form and substance reasonably satisfactory to the parties hereto and their respective counsel.

               2.7  CERTAIN EFFECTS OF THE CLOSING.

                    (a) Subject to Section 8.3(c) the representations and warranties contained in this Agreement shall not survive the Closing of the Acquisition and, after the Closing Date, the Company, its Subsidiaries and each of their officers, directors, shareholders and affiliates shall have no further obligations with respect thereto.

                    (b) At the Closing, Buyer shall assume up to $1,300,000 in obligations accrued under the Company's Customer Contracts as of the Closing Date in order of priority as specified by Buyer (the "Assumed Liabilities"). To the extent that Buyer assumes less than $1,300,000 of such obligation as of the Closing Date (not including the new King Soopers agreement), Buyer shall pay the difference in cash at the Closing Date as part of the Purchase Price. Such Assumed Liabilities shall be increased pursuant to a new King Soopers Customer Contract, as agreed by the parties, that is executed pursuant to Section 6.15(b). Except with respect to the Assumed Liabilities, Buyer shall not assume or be obligated for any liability or obligation of the Company, direct or indirect, known or unknown, absolute or contingent, including but not limited to product liability, Tax liabilities, contractual liabilities, any employee related liabilities (including but not limited to wages, benefits, COBRA, or other liabilities), environmental liabilities, any liabilities for assets not purchased by Buyer, or any other liability of the Company or the Subsidiaries arising from the operation of the Company and the Subsidiaries prior to the Closing Date (other than any liability Buyer may have, if any, pursuant to the Stock Purchase Agreement between Company and Buyer dated May 2, 1994 with respect to Maryland Club Foods, Inc. ("Maryland Club Agreement")).

               2.8 ESCROW ARRANGEMENT. Buyer and the Company have entered into an Escrow Agreement with the Escrow Agent (the "Escrow Agreement"), pursuant to which Buyer has caused to be delivered to the Escrow Agent for the benefit of the Company an irrevocable letter of credit in the amount of $500,000 (the "Escrow Amount") to provide for a portion of the Purchase Price and to secure payment of the liquidated damages provided for in Section 8.5.

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Buyer as follows:

               3.1  CORPORATE ORGANIZATION.

                    (a) The Company (1) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (2) subject to the approval of the Amended Plan and the sale of the Assets in the Confirmation Order and the occurrence of the effective date of the Plan or the entry of the Sale Order and Assumption Order, has the corporate power and corporate authority to (A) enter into this Agreement and the other agreements, documents and instruments to be executed and delivered by the Company pursuant hereto and (B) consummate the transactions contemplated hereby. The Company is duly qualified and in good standing to transact business as a foreign corporation in each jurisdiction where the ownership or use of its properties and the conduct of its business necessitates such qualification, except such jurisdictions, in which the failure to be so qualified will not have a Material Adverse Effect.

                    (b) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each Subsidiary is duly qualified and in good standing to transact business as a foreign entity in each jurisdiction where the ownership or use of its properties and the conduct of its business necessitates such qualification except such jurisdictions in which the failure to be so qualified will not have a Material Adverse Effect.

                    (c) Neither the Company nor any Subsidiary is in material violation of its charter or by-laws. The minute books of the Company and each Subsidiary, contain in all material respects an accurate record of all corporate action taken by the stockholders and Board of Directors (and the Committees of such Board) of the Company and each Subsidiary.

               3.2  AUTHORIZATION.

                    (a) The execution and delivery of this Agreement, the Transition Supply and Services Agreement, the Escrow Agreement and the documents contemplated hereby (collectively the "Company Documents") have been duly authorized and approved by the Board of Directors of the Company. Subject to the entry of the Confirmation Order by the Bankruptcy Court and the occurrence of the effective date of the Amended Plan or the entry of the Sale Order and Assumption Order by the Bankruptcy Court, (1) no other corporate proceedings or shareholder action on the part of the Company will be necessary to authorize the execution and delivery by the Company of this Agreement, the Escrow Agreement and the other agreements to be executed in connection herewith and to consummate the transactions contemplated hereby or thereby and (2) each of the Company Documents will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms.

                    (b) Since the Bankruptcy Court has entered the Interim Order, Sections 5.2 and 8 shall constitute valid and binding agreements of the Company enforceable against the Company in the Case in accordance with their respective terms.

               3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth on Schedule 3.3 and except for the (1) Confirmation Order or the Sale Order and Assumption Order, (2) the filing by Buyer and the Company of a pre-merger notification with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act ("Antitrust Filing"), (3) applications for, and procurement of continuations of, licenses and/or permits, except as set forth on Schedule 3.3, in connection with applicable state or local law change in control statutes (the "Permits") (all of the foregoing consents, applications, approvals and/or Permits, other than the entry of the Confirmation Order or the Sale Order and Assumption Order, are referred to as the "Government Consents"), neither the execution and delivery by the Company of this Agreement and the other Company Documents nor the consummation by the Company or any Subsidiary of the transactions contemplated hereby or thereby will (a) violate or conflict with or result in any breach of any provision of the certificates of incorporation, articles of incorporation or by-laws (or similar documents) of the Company or any Subsidiary; (b) violate or conflict with any order, injunction, decree, law, statute, rule, ordinance or regulation applicable to the Company or any Subsidiary or by which any of their respective properties or assets may be bound which violation or conflict, alone or in the aggregate, would have a Material Adverse Effect; (c) require any filing with, notification to, or permit, consent or approval of, any public, governmental or regulatory body, agency or authority the absence of which, alone or in the aggregate, would have a Material Adverse Effect; (d) result in a violation or breach of, constitute a default or give rise to any right of termination, cancellation or acceleration under an agreement, or result in the creation of a Lien upon any property or asset of the Company or any Subsidiary or by which any of the Company's or any Subsidiary's properties or assets may be bound, which violation or conflict, alone or in the aggregate, would have a Material Adverse Effect; or (e) result in the loss of any license, franchise or permit the loss of which would have a Material Adverse Effect.

               3.4 FINANCIAL STATEMENTS.

                    (a) The Company has delivered to Buyer a copy of the following consolidated financial statements of the Company and its Subsidiaries, each of which presents fairly the consolidated financial condition and result of operations of the Company and its Subsidiaries (together, the "Consolidated Company") at the dates and for the periods covered by such statements in accordance with GAAP (subject, in the case of interim statements, to normal recurring accruals, year end adjustments, and matters that are reflected in the footnotes). Except as set forth on Schedule 3.4(a), GAAP has been consistently applied in the preparation of the financial statements described below throughout the periods covered by such statements at and for the periods ended December 29, 1995, December 27, 1996, December 26, 1997 and June 26, 1998:

     Audited Consolidated Balance Sheets as of December 26, 1997 (the "Balance Sheet Date") and December 27, 1996, together with notes thereto, and the related Consolidated Statements of Operations, Consolidated Statements of Changes in Stockholders' Equity and Consolidated Statements of Cash Flows of the Company and its Subsidiaries, together with notes thereto, for each of the three years ended, December 29, 1995, December 27, 1996, and December 26, 1997 examined by Ernst & Young LLP as set forth in the Company's 10-K Report filed with the SEC.

                    (b) The Company has delivered to Buyer copies of all management letters prepared by Ernst & Young LLP, and delivered to the Company since December 31, 1993.

                    (c) The Company has previously delivered to Buyer accurate and complete copies of (1) its Annual Reports to Shareholders for the years ended December 27, 1996 and December 29, 1995, (2) its Annual Reports on Form 10-K for the years ended December 26, 1997, December 27, 1996 and December 29, 1995 (together with all exhibits thereto), (3) all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by the Company since January 1, 1996,
(4) all proxy statements furnished to shareholders of the Company since January 1, 1996, (5) all registration statements filed by the Company with the SEC since January 1, 1996 and (6) all unaudited financial statements for the past six (6) months.

               3.5 COMPLIANCE WITH LAW.

                    (a) Except as set forth on Schedule 3.5(a) and other than with respect to Environmental Laws:

                         (1) The business of each of the Company and each Subsidiary is not being conducted in violation of any law, ordinance, requirement or regulation of any governmental entity, regulatory body, court or arbitrator (including, without limitation, those relating to occupational safety and health practices), except for such violations, which alone and in the aggregate, would not have a Material Adverse Effect.

                         (2) No proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any existing Permits except where such revocations, alone and in the aggregate, would not have a Material Adverse Effect.

                    (b) Except as set forth on Schedule 3.5(b), there are no permits, licenses or approvals required for the Company and the Subsidiaries to conduct their business the absence of which, either alone or in the aggregate, would have a Material Adverse Effect.

               3.6 ENVIRONMENTAL MATTERS.  Except as set forth in Schedule 3.6:

                    (a) The Company and each Subsidiary is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law with respect to the Facilities. Neither the Company nor any Subsidiary has any basis to expect, nor has any of them or, to the knowledge of the Company, any other Person for whose conduct they are or may be held to be responsible received any actual or threatened order, notice, or other communication from (1) any governmental body or private citizen acting in the public interest, or (2) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company or any Subsidiary has an interest, or with respect to any Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, any Subsidiary or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                    (b) There are no pending or, to the knowledge of the Company and the Subsidiaries, threatened claims, Liens, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company and Subsidiary has an interest.

                    (c) Neither the Company nor any Subsidiary has knowledge of any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities.

                    (d) None of the Company, any Subsidiary, or, to the knowledge of the Company, any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Company or any Subsidiary (or any predecessor), has an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                    (e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. None of the Company, any Subsidiary, or, to the knowledge of the Company, any other Person for whose conduct they are or may be held responsible, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company or any Subsidiary has an interest except in compliance with all applicable Environmental Laws.

                    (f) There has been no Release or, to the knowledge of the Company, threat of Release, of any Hazardous Materials at or from the Facilities or, to the knowledge of the Company, at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company or any Subsidiary has an interest, or to the knowledge of the Company any geologically or hydrologically adjoining property, whether by the Company, any Subsidiary or any other Person.

                    (g) The Company has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company or any Subsidiary pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company, any Subsidiary, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

               3.7 INSURANCE. The Company has previously provided to Buyer copies of each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company or any Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years along with the name, address, and telephone number of the agent for each such policy. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Company.

               3.8  INTELLECTUAL PROPERTY.

                    (a) Except as set forth on Schedule 3.8(a), the Company has all material patents, trademarks, trade names, service marks, service names, brand names, formulas, copyrights and similar intellectual property rights, that are registered in the name of and/or owned by the Company or any Subsidiary or are used in the conduct of the business of the Company or any Subsidiary (the "Intellectual Property"). Schedule 3.8 lists all trademarks, trade names, service marks, service names and brand names that are registered in the name of the Company.

                    (b) Except as set forth on Schedule 3.8(b), the Intellectual Property is duly registered or registration applied for, where applicable, with the necessary jurisdictions. Except as set forth on Schedule 3.8(b), neither the Company nor any Subsidiary has received any notice from, and neither the Company nor any subsidiary has knowledge of, any other Person challenging or questioning the right of the Company or any Subsidiary to use any Intellectual Property.

                    (c) The Intellectual Property comprises all of the patents, trademarks, trade names, service marks, service names, brand names, formulas, copyrights, UPC codes and similar intellectual property rights material to the business of the Company or any Subsidiary.

                    (d) Except as set forth on Schedule 3.8(d), neither the Company nor any Subsidiary has received any written notices alleging any infringement or improper use of any patent, right, inventories, copyright, trademark, service mark, trade secret, or trade name of any other person or entity, registered or unregistered, and no claim is pending, has been made or, to the Company's knowledge, is threatened to such effect which, if true, would have, alone or in the aggregate, a Material Adverse Effect.

               3.9 REORGANIZATION PROCEEDINGS. Except as set forth on Schedule 3.9, neither the Company nor any Subsidiary Debtor has taken any material action prohibited by the Bankruptcy Code, the Bankruptcy Rules or order of the Bankruptcy Court in connection with any of the Chapter 11 Cases.

               3.10 BROKERS AND FINDERS. Except for Pricewaterhouse Coopers LLP, the Company has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's, consultant's or similar fee or commission in connection therewith or upon the consummation thereof, or if the Closing does not occur. The Company shall bear all costs it incurs in connection with the transaction contemplated by this Agreement unless otherwise expressly provided herein.

               3.11 FULL DISCLOSURE. No representation or warranty of the Company contained in this Agreement or disclosed in accordance herewith, contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading as of the date made or deemed made; PROVIDED, HOWEVER, that information contained in any representation or warranty in this Agreement as of the later date, provided such date is prior to the date hereof, shall be deemed to modify the information as of an earlier date.

               3.12 OTHER.

               (a) Schedule 3.12(a) sets forth the the 10 largest Customer Contracts of the Company and the Subsidiaries. Except as set forth on Schedule 3.12(a), other than such customer contracts, there is no contract the loss of which would have a Material Adverse Effect.

               (b)  There are no Tax Liens on any of the Assets.

               (c) Maryland Club Foods, Inc. has no and will have no Claims against, loans to or encumbrances or liens against the Company.

               3.13 REPRESENTATIONS AND WARRANTIES ON CLOSING DATE. The representations and warranties contained in this Section 3 shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except (a) representations and warranties that were made as of a specific date need be true in all respects only as of such date and (b) as expressly permitted by this Agreement to change between the date of this Agreement and the Closing Date.

               3.14 MATERIALITY OF REPRESENTATIONS AND WARRANTIES. Matters excluded from the representations and warranties as immaterial for any reason (including, without limitation, the absence of a Material Adverse Effect) or as a result of the qualification of the Company's knowledge would not, in the aggregate, have a Material Adverse Effect after giving effect to improvements in the Company's business, operations, properties or financial condition after the date hereof (but without giving effect to the transactions contemplated herein) which alone or in the aggregate, would have a favorable effect on the business, operations, properties or financial condition of the Company and its Subsidiaries.

     4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to the Company as follows:

               4.1  CORPORATE STATUS.   Buyer is a corporation duly incorporated
and existing under the laws of Ohio, in good standing and is authorized to transact business in such state. Buyer has, and at all times has had, full corporate power and authority to own and lease its properties as such properties are now owned and leased and to conduct its business as and where such businesses have and are now being conducted.

               4.2  AUTHORITY; CONSENTS; ENFORCEMENT; NONCONTRAVENTION.

                    (a) This Agreement, the Transition Supply and Services Agreement and the Escrow Agreement and any other document executed by Buyer in connection herewith (collectively the "Buyer Documents") constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms. Buyer has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement. Except for the Governmental Consents, Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental body in order to consummate the Acquisition.

                    (b) The Buyer Documents have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with their terms.

                    (c) Neither the execution and the delivery of the Buyer Documents nor the compliance with, or the fulfillment of, the terms, conditions and provisions hereof or thereof, will (a) violate any Legal Requirement of Buyer, any provision of its charter or bylaws; or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or result in the imposition of or creation of any Lien upon or with respect to any of the assets or properties owned or used by Buyer, or (c) require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets or properties are subject; or (d) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person, other than Government Consents.

               4.3  NO AGENT, FINDER OR BROKER.   Buyer has no Liability or
obligation, contingent or otherwise, to pay any fees or commissions to any agent, broker or finder with respect to the Acquisition.

               4.4 COMPLETENESS OF STATEMENT; EFFECT OF REPRESENTATIONS AND WARRANTIES. No representation or warranty of Buyer in this Agreement contains any untrue statement of a material fact, omits any material fact necessary to make such representation or warranty, under the circumstances which it was made, not misleading, or contains any misstatement of a material fact.

          5.  COVENANTS OF THE PARTIES.

               5.1 PLAN OF REORGANIZATION AND/OR SALE MOTION. The Company shall take the following actions:

                    (a) Not later than five (5) Business Days after this Agreement is executed, the Company shall file an Amended Plan or the Sale Motion and Assumption Motion with the Bankruptcy Court as agreed by the parties in accordance with Section 2.1. The Amended Plan or the Sale Motion and Assumption Motion shall be in form and substance satisfactory to Buyer. Prior to the Filing Date the Company will consult with Buyer on an ongoing basis and provide drafts of the Amended Plan or Sale Motion and Assumption Motion to Buyer in order to achieve the goals of this Section 5.1(a).

                    (b) Simultaneous with the filing of the Amended Plan (if this Acquisition is consummated pursuant to such Amended Plan), the Company shall file with the Bankruptcy Court an Amended Disclosure Statement pursuant to
Section 1125 of the Bankruptcy Code any pleading required or desirable as reasonably determined by the Company and its counsel in order to obtain the Disclosure Statement Order. The Company shall use its best efforts to obtain prompt approval by the Bankruptcy Court of the Amended Disclosure Statement.

                    (c) The Company shall use its best efforts to obtain and shall refrain from taking any action that would materially impede or result in a revocation of:

                         (1) the entry by the Bankruptcy Court of an Order, in form and substance satisfactory to Buyer (the "Sale Order") approving the Sale of Assets pursuant to Sections 105 and 363 of the Bankruptcy Code and providing for the assumption and assignment to Buyer of the Contracts and Leases set forth on Schedule 5.5(g) in accordance with Section 365 of the Bankruptcy Code. In connection therewith, the Company and its counsel shall be required, among other things, to use their best efforts to cause the Sale Order to include findings of fact and conclusions of law which will:

                              a. provide for the transfer of Assets to the Buyer free and clear of any liens, claims, encumbrances, liabilities, obligations, interests, causes of action, direct or indirect, known or unknown, absolute or contingent, including but not limited to product liability, contractual liability, any employee related liabilities (including but not limited to wages, benefits, COBRA, or other liabilities), environmental liabilities, tax liabilities, other tort claims, any liabilities for assets not purchased by Buyer, or any other liability or potential liability of the Company or the Subsidiaries other than the Assumed Liabilities and any liability of Buyer (if any) under the Maryland Club Agreement.

                              b.   provide that the Buyer is a good faith
                                   purchaser and is entitled to the protections afforded under Sections 363(m) and (n) of the Bankruptcy Code;

                              c. provide for retention of jurisdiction of the Bankruptcy Court to enforce its Sale Order;

                              d. provide that Buyer is not a successor and will not be deemed a successor for any purpose;

                              e. provide for a release by all claimants for any claims, liabilities, liens, liabilities, encumbrances, rights, interests or causes of action they may have against the Buyer as a result of the Acquisition;

                              f. provide that Contracts listed on Schedule 5.5(g) are assumed and assigned to Buyer;

                              g. provide for such other and further findings of facts and conclusions of law reasonably required by the Buyer; and

     will obtain Bankruptcy Court approval of the Sale Order and Assumption Order; or

                         (2) the entry by the Bankruptcy Court of an Order, in form and substance satisfactory to Buyer, confirming the Amended Plan pursuant to 1129 of the Bankruptcy Code, and providing for the effectuation of a sale of the Assets of the Company to Buyer pursuant to Sections 105, 363 and 1141(c) of the Bankruptcy Code and providing for the assumption and assignment to Buyer of the Contracts and Leases set forth on Schedule 5.5(g) in accordance with Section 365 of the Bankruptcy Code (the "Confirmation Order"). In connection therewith, the Company and its counsel shall be required, among other things, to (a) cause the Confirmation Order to contain findings of fact and conclusions of law which will be reasonably satisfactory to Buyer and will include those findings and fact and conclusions of law as set forth in (1) above, and (b) obtain the requisite acceptances of the Amended Plan required for entry of the Confirmation Order or otherwise to confirm the Amended Plan pursuant to
     Section 1129 (a) or (b) of the Bankruptcy Code.

                    (d) The Company shall comply in all material respects with the Bankruptcy Code and all others laws, rules, regulations, decrees and orders promulgated thereunder in connection with obtaining the Confirmation Order or the Sale Order and Assumption Order.

                    (e) Buyer agrees to use its best efforts to cooperate with the Company in its pursuit of the Confirmation Order or the Sale Order and Assumption Order as provided in

Section 5.1(a) through 5.1(d) including providing the Company with information relating to Buyer and the Acquisition necessary to prepare the Amended Disclosure Statement or Sale Motion and Assumption Motion.

                    (f) From and after the date hereof, neither the Company nor any Subsidiary Debtor shall take any action, or fail to take any action, which might (1) prevent, materially impede or result in the revocation of the confirmation of the Plan (as provided in Section 1144 of the Bankruptcy Code),
(2) prevent or materially impede the vesting, upon the entry of the Confirmation Order or the Sale Order and Assumption Order and consummation of the Acquisition, of the property of the Company and its Subsidiary Debtors in the reorganized Company and its reorganized Subsidiaries free and clear of all Liens and claims and interests of Claimants in accordance with and to the extent provided in the Amended Plan or the Sale Order and Assumption Order or (3) result in the reversal, voidance, modification or staying of any of the Interim Order and the Disclosure Statement Order.

                    (g) The Company shall provide actual notice of (1) any hearing on the Amended Disclosure Statement, (2) any hearing on the Confirmation Order and (3) any hearing on the Sale Order and Assumption Order, in each case in form and content and to such parties as reasonably requested in writing by Buyer and in all cases in accordance with Bankruptcy Rules 2002 and 6004.

                    (h) The Company agrees that the Sale Order or the Confirmation Order will provide a carve-out from the proceeds from the transaction contemplated by this Agreement and the Transition Supply and Services Agreement for the benefit of the general unsecured creditors in the Case.

               5.2  ACCESS TO INFORMATION AND EMPLOYEES.

                    (a) From the date hereof to the Closing Date, the Company shall, and shall cause the Subsidiaries to, permit Buyer and its representatives to have reasonable access, during regular business hours, upon reasonable advance notice (and without causing undue disruption to the business of the Company or such Subsidiary), to all books and records of the Company and each Subsidiary and to the officers and independent accountants (if retained by the Company) and other representatives, agents and advisors of the Company and each Subsidiary, and shall furnish or cause to be furnished, to Buyer and its representatives any financial and operating data and other information that is available with respect to the business and properties of Company and each Subsidiary as Buyer shall from time to time reasonably request. The Company shall cause the managerial and supervisory employees, independent accountants (if retained by the Company) and other representatives, agents or advisors of the Company and of each of the Subsidiaries to be available upon reasonable notice to answer questions of Buyer and its representatives concerning the business and affairs of the Company and the Subsidiaries. The Company shall permit and shall cause each Subsidiary to permit Buyer and its representatives access to the Company's and each Subsidiary's facilities for purposes of inspection at all reasonable times, provided that such presence does not cause undue disruption to the business of the Company or such Subsidiary. Any meetings, interviews or other communications with the Company's customers shall occur only with a representative of the Company present. Company shall also permit Buyer access to Company employees to enable Buyer to interview and/or offer employment to such employees.

                    (b) Buyer shall not disclose and shall keep confidential all confidential information (if any) concerning the business and financial condition of the Company.

                    (c) If this Agreement is terminated, Buyer shall maintain, and shall cause its officers, employees, attorneys, accountants and other representatives to maintain, the confidentiality of such information for two (2) years from the date of such termination and shall not use such information for any purpose; PROVIDED, HOWEVER, that nothing herein shall prevent the disclosure or use of any information that (1) is required to be disclosed pursuant to any requirement of law; (2) was already in Buyer's or Company's possession (as the case may be) from sources other than the Company, its Subsidiaries or any of their officers, attorneys or representatives prior to its disclosure by the Company or its Subsidiaries; (3) was generally known to the public; (4) became known to the public through no fault of non-disclosing party; or (5) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality.

                    (d) In addition to, and not in limitation of Section 5.2(a), the Company shall provide Buyer with copies of financial statements and all proxy statements, reports and other documents issued to its shareholders and monthly financial statements distributed to its Board of Directors after the date hereof and on or prior to the Closing Date, including, without limitation, the Company's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K promptly upon availability.

                    (e) The availability and actual delivery of information about the Company or any of its Subsidiaries (other than as specifically required herein and delivered in accordance with Section 9.7) shall not, except as provided in Section 9.7 affect the representations, warranties or covenants set forth in this Agreement; PROVIDED, that in the event the Company discloses in writing after the date hereof, whether pursuant to Sections 5.6 or 5.7, or otherwise, information which demonstrates that any representation or warranty made by the Company herein was not true and correct in all material respects when made, deemed made or to be deemed made in the future, and such written disclosure specifies to Buyer such effect on the Company's representations and warranties herein, Buyer shall have the right to terminate this Agreement in accordance with Section 8.2(d) and 8.3 for a period of ten (10) Business Days following the receipt of such disclosures from the Company. The failure to so terminate this Agreement within such ten (10) Business Day period shall constitute a waiver by Buyer of any breach by the Company of this Agreement as a result of the untruth or inaccuracy of the information so disclosed, but any termination by Buyer as a result of such disclosure shall not prejudice Buyer's right to any other remedies to which it may be entitled hereunder as a result of the matters so disclosed, including, without limitation, Buyer's right to receive payment pursuant to this Agreement.

                    (f) The Company shall cooperate with Buyer and Buyer shall cooperate with the Company in the development and distribution of all news releases and other public information disclosures with respect to the Acquisition and this Agreement, and neither the Company nor Buyer shall make any such disclosures without the consent of the other party (which shall not be unreasonably withheld); PROVIDED that nothing contained herein shall prevent the Company or Buyer from disclosing or making a public filing of any information which its respective counsel advises is required by law; and PROVIDED, FURTHER that, in the event such disclosure or filing is required by either party, such party shall give such prior notice thereof to the other party hereto as is practical under the circumstances.

                    (g) The Company shall not disclose and shall keep confidential all confidential information (if any) furnished by Buyer, including, without limitations, any information specifically designated in writing by Buyer as confidential, subject to the exceptions and the time limitations as set forth in the proviso in Section 5.2(c).

               5.3 REGISTRATIONS, FILINGS, AND CONSENTS. The Company and Buyer will cooperate and use their respective best efforts to make all registrations, filings and applications, to give all notices and to obtain any governmental or other consents (including, without limitation, the Government Consents), transfers, approvals, orders, qualifications and waivers necessary or desirable for the consummation of the transactions contemplated hereby. Buyer and Company shall each pay its own expenses incurred relating to obtaining the Government Consents. The parties shall each file the Antitrust Filing within six (6) Business Days of executing this Agreement.

               5.4  EXECUTORY LEASES AND CONTRACTS.

                    (a) The Company has previously disclosed in writing to Buyer its leases and contracts. In contemplation of the Amended Plan or Sale Motion and Assumption Motion, Buyer shall have the right to review and, in its sole and exclusive discretion, direct the Company and any Subsidiary to assume any prepetition executory contract or lease to which the Company or any Subsidiary may be a party that relates to the Assets being acquired.

                    (b) The Company will, and will cause the appropriate Subsidiary to, with respect to, those prepetition licenses and prepetition executory contracts and leases to which the Company or any Subsidiary may be a party and which Buyer has indicated in writing to the Company, prior to the filing of the Sale Motion and Assumption Motion or the Amended Plan that assumption should be sought, cure or provide adequate assurance that any default thereunder will be cured at or prior to the Closing Date or such other date on or by which such cure or adequate assurance is required by the Bankruptcy Court, and to the extent any licenses, executory contracts or leases (whether prepetition or postpetition) to be assumed would terminate as a result of Buyer's Acquisition take such action as is necessary to allow the Company to continue to have the rights and benefits thereof.

               5.5 CONDUCT OF BUSINESS. From the date hereof to the Closing Date, and except as set forth on Schedule 5.5 or as otherwise contemplated in this Agreement, the Company covenants and agrees that, without Buyer's prior written consent, which may be given or withheld in Buyer's sole and exclusive discretion and which consent shall be deemed given if Buyer does not expressly withhold its consent within three (3) Business Days after a request therefor by the Company:

                    (a) Except as may otherwise be approved by the Bankruptcy Court, the Company shall and shall cause each Subsidiary to operate its respective business only in the ordinary course and in a manner consistent with past post-petition practice (including, without limitation, shipping/delivering inventory to customers in amounts consistent with past practices and customer requirements) and shall use, and cause its Subsidiaries to use, their joint reasonable efforts to preserve the properties, business and relationships with employees, suppliers, customers and other persons with whom the Company or any Subsidiary has commercial dealings;

                    (b) The Company shall not, nor shall it permit any Subsidiary to: (1) merge or consolidate with or into any other Person; (2) other than in the ordinary course of business and in a manner consistent with past practice, acquire or dispose of any material asset of the Company or any Subsidiary which would be material to the Consolidated Company; or (3) settle or otherwise enter into any consent or other arrangements with respect to any material claim, action, proceeding or investigation; except for such settlement, consents or other arrangements as are authorized by orders of the Bankruptcy Court with respect to prepetition claims, actions or proceedings and which provide for each settlement not in excess of $500 each;

                    (c) The Company shall not, nor shall it permit any Subsidiary to: (1) hire any officer or create any new position with salary and benefits which have a value in excess of $75,000 per year; or (2) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock options, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                    (d) The Company shall not, nor shall it permit any Subsidiary to, enter into: (1) any agreement relating to the supply of coffee beans which matures after September 30, 1999; (2) any agreement for sales to customers having a term of more than one year which provides for aggregate payments to or from the Company or any Subsidiary in excess of $250,000 per year during the contractual term of such agreement; or (3) any other agreement having a term of more than one year which provides for aggregate payments to or from the Company or any Subsidiary in excess of $100,000 during the contractual term of such agreement;

                    (e) The Company shall not, nor shall it permit any Subsidiary to: (1) change any of its accounting methods; (2) write-up the book value of any material current asset; or (3) transfer, dispose of, lease and/or sell any Assets to any third party or transfer such Assets from their current location;

                    (f) The Company shall not, nor shall it permit any Subsidiary to: (1) make any single capital expenditure or series of related capital expenditures in excess of $100,000 or (2) agree to do any other things prohibited or restricted in this Section 5.4;

                    (g) The Company shall not, nor shall it permit any Subsidiary to: (1) permit any executory contract or lease referenced in Schedule 5.5(g) ("Contracts") to expire or lapse; (2) alter any of the terms of any of the Contracts; or (3) default on any of the terms of any of the Contracts.

               5.6 BEST EFFORTS. Upon the terms and subject to the conditions herein provided, each of the Company and Buyer agrees to use its best efforts to take, or cause to be taken, any action, and to do, or cause to be done, all thing necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement at the earliest practical date.

               5.7 NOTICE OF ACTIONS AND PROCEEDINGS. The Company shall promptly notify Buyer of any claims, actions, proceedings or investigations commenced or, to the best of its knowledge, threatened, involving or affecting the Company or any Subsidiary or any of their respective property or assets which could have Material Adverse Effect or which could adversely affect the consummation of the Acquisition. Buyer shall notify the Company of any claims, actions, proceedings or investigations commenced or, to the best of its knowledge threatened, involving or affecting Buyer or any of its property or assets, or, to the best of Buyer's knowledge, which could adversely affect the consummation of the Acquisition. As used in this Agreement, the term "knowledge" of (a) the Company shall mean the knowledge of those persons holding the offices of the Company or any Subsidiary, listed under the heading "Executive Officers of Registrant" in the Company's most recent Annual Report on Form 10-K filed with the SEC pursuant to the Exchange Act and (b) Buyer shall mean knowledge of Harry Kangis or Charles Bergh.

               5.8 NOTIFICATION OF OTHER MATTERS. The Company shall give prompt notice to Buyer of: (a) any knowledge or notice of, or any communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by the Company or any Subsidiary prior to the Closing Date, under any material agreement, indenture or instrument relating to any of the Assets to be purchased; (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (c) any notice or other communication from any regulatory authority in connection with the transactions contemplated hereby; (d) the occurrence or non-occurrence of any event which would have caused any representation or warranty contained in this Agreement to be untrue or inaccurate; (e) any failure of the Company to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; and (f) the discovery of any information indicating that a representation or warranty contained in this Agreement is untrue or incorrect; PROVIDED, HOWEVER, except as provided in Section 5.2(e) (in the case of a failure to terminate this Agreement), the delivery of any notice pursuant to this Section 5.10 shall not prejudice Buyer's right to any remedies to which it may be entitled hereunder.

               5.9 MOTIONS BY THE COMPANY. The Company shall file the Sale Motion and Assumption Motion or Amended Plan with the Bankruptcy Court within five (5) Business Days after this Agreement is executed, or on such later date to which Buyer and the Company may reasonably agree, keeping in mind that time is of the essence with respect to this Agreement.

               5.10 SUPPLY AGREEMENT. The TS Agreement shall be in full force and effect as of the Closing Date.

          6. CONDITIONS TO BUYER'S OBLIGATIONS AT CLOSING. The obligations of Buyer to consummate the Acquisition at the Closing as contemplated by this Agreement shall be subject to the satisfaction or waiver by Buyer in writing on or prior to the Closing Date of each of the following conditions:

               6.1 REPRESENTATION AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except representations and warranties that are made as of a specific date need be true and correct in all respects only as of such date) and each of the covenants and agreements of the Company and each Subsidiary to be performed on or prior to the Closing Date shall have been duly performed in all respects.

               6.2 CONSENTS. All the Government Consents shall have been received on or prior to the Closing Date (except for Government Consents relating to Permits, the absence of which will, alone and in the aggregate, not have a Material Adverse Effect on or after the Closing) and any waiting period (and any extension thereof) with respect to the HSR Act shall have expired or been terminated.

               6.3 LITIGATION. There shall not be pending or threatened any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of: (a) making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting the Acquisition; (b) prohibiting or materially limiting the ownership or operation by the Company, Buyer or any of their respective subsidiaries of all of the Assets of the Company or any of its Subsidiaries, or compelling the Company, Buyer or any of their respective subsidiaries to dispose of or hold separate any of the Assets of the Company, Buyer or any of their respective subsidiaries, as a result of the transactions contemplated hereby; (c) requiring divestiture by Buyer of any Assets of the Company; or (d) having a Material Adverse Effect.

               6.4 MATERIAL ADVERSE EFFECT. Since the date hereof, there shall not have been any Material Adverse Effect with respect to the Company or the Assets.

               6.5 NO AMENDMENTS. The Amended Plan or Sale Motion and Assumption Motion shall not have been amended, supplemented or modified in any manner which is not reasonably satisfactory to Buyer.

               6.6 ENTRY OF THE CONFIRMATION ORDER OR THE SALE ORDER AND ASSUMPTION ORDER; CONSUMMATION OF THE PLAN.

                    (a) The Amended Plan shall have been confirmed by the Bankruptcy Court and, as confirmed, shall be in form and substance reasonably satisfactory to Buyer and the Confirmation Order shall have become a Closing Order; or the Sale Order and Assumption Order shall have been entered by the Bankruptcy Court, and, as ordered, shall be in form and substance satisfactory to Buyer, and the Sale Order and Assumption Order shall have become a Closing Order.

                    (b) (i) The Confirmation Order shall not have been modified, amended, dissolved, revoked or rescinded, shall be in full force and effect on the Closing Date and, without the necessity of any further action or proceedings by the Company, any Subsidiary or the Bankruptcy Court shall have
(1) as of the Closing Date, effected a full and complete discharge and release of, and thereby extinguished, all debts of the Company and each Subsidiary (to the fullest extent possible under Section 1141(d)(1) of the Bankruptcy Code) to the extent specified in the Amended Plan, (2) extinguished all Existing Shares and Existing Equity Rights, (3) at and as of the Closing, effected the issuance to either the Disbursing Agent or the trustee of the Trust for transfer to Buyer of the Assets, free and clear of all claims and interests of Claimants and Liens in accordance with Section 1141(c) and in accordance with the Amended Plan and the Confirmation Order and (4) as of the Closing Date, effectuated a release by all claimants for any claims, liens, encumbrances, liabilities, rights, causes of action, obligations, or interests they may have against Buyer as a result of the Acquisition; or

                         (ii) The Sale Order and Assumption Order shall not have
been amended, dissolved, revoked or rescinded, shall be in full force and effect on the Closing Date and, without the necessity of any further action or proceedings by the Company, any Subsidiary or the Bankruptcy Court shall have:

                         a. as of the Closing Date, effected a full and complete conveyance of assets free and clear of all liens, claims, encumbrances, liabilities, rights, interests, obligations, causes of action, direct or indirect, known or unknown, absolute or contingent, including but not limited to product liability, contractual liability, any employee related liabilities (including but not limited to wages, benefits, COBRA, or other liabilities), Environmental, Health and Safety Liabilities, Tax Liabilities, other tort claims, any liabilities for assets not purchased by Buyer, or any other liability or potential liability of the Company or the Company's affiliates other than the Assumed Liabilities and any liability of Buyer (if any) pursuant to the Maryland Club Agreement;

                         b. as of the Closing Date, effectuated a release by all claimants for any claims, liens, encumbrances, liabilities, rights, causes of action, obligations, or interests they may have against Buyer as a result of the Acquisition;

                         c. as of the Closing Date, effected an assumption and assignment to Buyer of all Contracts listed on
                              Schedule 5.5(g).

               6.7 ADDITIONAL PROVISIONS FOR A SALE ORDER. The Sale Order will further provide that:

                    (a) With respect to the remaining assets of the Company and the Subsidiaries, the Company and its Subsidiaries will not seek the benefit of any provisions of Section 363, 105 or 1141(c) of the Bankruptcy Code with respect to any of Buyer's claims, interests, rights, and encumbrances, if any, under this Agreement or the Transitional Supply and Services Agreement ("TS Agreement");

                    (b) Any claim of Buyer will survive confirmation of any plan and will not be discharged;

                    (c) The Assignment / Change of Control paragraph in the TS Agreement shall not be affected in a plan or later sale and shall survive confirmation of a plan;

                    (d) Any amounts due and owing to Buyer as a result of a breach of this Agreement or the TS Agreement, will be offset against any monies owing to Supplier (or the Company) under the TS Agreement; and

                    (e) Buyer would have paid substantially less consideration if it were not buying the Assets free and clear of any claims specifically including claims of successor liability.

               6.8 PROVISION FOR UNSECURED CREDITORS. If the transaction contemplated by this Agreement is accomplished through the Sale Order instead of the Amended Plan, then the Company shall:

                    (a) Set aside $100,000 of the proceeds in a separate account to be earmarked for the funding of distributions to or for the benefit of the unsecured creditors trust under a plan; and

                    (b) Confirm a plan of reorganization on or before October 31, 1999 (the "Creditor Plan") which Creditor Plan will:

                         (i)  provide for a distribution pursuant to Section
6.8(a); and

                         (ii)  provide for some value to the unsecured
creditors: (a) from the assets of the Company which Buyer chose to leave behind for the unsecured creditors, and (b) from the TS Agreement whereby Buyer is providing a continuing stream of income to the Company and its creditors post-Closing.

               6.9 COMPANY CERTIFICATE. Buyer shall have received a certificate, dated the Closing Date, signed on behalf of the Company by an officer of the Company certifying the fulfillment by the Company of the conditions stated in Sections 6.1, 6.3, 6.4 and 6.5.

               6.10 OTHER DOCUMENTS. Buyer shall have received from the Company any other documents required to be delivered to Buyer pursuant to the provisions of this Agreement.

               6.11 CONSENTS. With respect to any licenses or executory contracts or Contracts listed on Schedule 5.5(g) that are material to the Company shall have either obtained (1) the consents of the parties thereto required to permit the Company to continue to have the rights and benefits thereof or (2) a Final Order authorizing the assumption and assignment of such licenses or executory contracts or Contracts to Buyer under Section 365(a), (b) and (f) of the Bankruptcy Code.

               6.12  ORDERS.

                    (a) After the date hereof, neither the United States Supreme Court nor the United States Court of Appeals for the Third Circuit shall have entered an order or issued an opinion, nor shall the Bankruptcy Code have been amended in such a manner, that Buyer could reasonably conclude that, as a result of such order, opinion or amendment, the benefits and protection that would be provided to the Company, Buyer or any of their respective subsidiaries, or affiliates by the discharge of the Company and the Subsidiaries or any of them under the Amended Plan or by the protections afforded Buyer in the Sale Order and Assumption Order would be less protective in any material respect than under current law as to have a Material Adverse Effect on any of the Company, Buyer or any of their respective subsidiaries or affiliates.

                    (b) The Bankruptcy Court shall not have issued any orders with respect to the conduct of the Company's and the Subsidiaries' businesses that are not reasonably satisfactory to Buyer.

               6.13 CONDITIONS TO AMENDED PLAN. Unless a Sale Order is entered and is a Closing Order, all conditions precedent to the confirmation and consummation of the Amended Plan shall have been satisfied or waived by all necessary parties.

               6.14 NO CONVERSION. No motion to convert any of the Cases to a proceeding under Chapter 7 of the Bankruptcy Code shall have been filed against any Subsidiary Debtor, which motion is not dismissed within sixty (60) days after filing thereof and which, if not dismissed, would have a Material Adverse Effect.

               6.15 CHANGE IN FINANCIAL MARKETS. There shall not exist at the time of Closing (1) a general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (2) a declaration of a mandatory banking moratorium or any mandatory suspension of payments in respect of banks in the United States, (3) any decline in the Standard & Poor's Index of 400 Industrial Companies by an amount in excess of twenty-five percent (25%) measured from the date hereof, (4) a war, armed hostilities or other international or national calamity directly or indirectly involving the United States that has significantly adversely affected the United States financial markets, or (5) a mandatory material limitation by any United States governmental authority or agency on the extension of credit by banks or other financial institutions.

               6.16 ASSETS.

               (a) The Assets shall be in substantially the same or better condition as of the Closing Date than when last inspected by Buyer. There shall have been no material depletion of the Assets.

               (b) Upon consummation of the Closing, Buyer shall receive good and marketable title to the Assets, free and clear of any Lien.

               6.17  CUSTOMER AND OTHER ARRANGEMENTS.

               (a) Representatives of the Company and Buyer shall have held a meeting with purchasing executives of Publix, King Soopers, Ahold, Fred Meyer, and the U.S. Military, as soon as possible after the execution of this Agreement; and Buyer shall not have notified the Company in writing within 72 hours of the last of such meetings that Buyer is dissatisfied with the results of such meetings.

               (b) None of the Contracts listed in Schedule 5.5(g) shall have expired prior to or at the Closing Date. Further, the Company must extend the King Soopers contract for four (4) months from the Closing Date upon the same terms as the current contract or make some other arrangement that is acceptable to the Buyer prior to Closing, such that Buyer waives this Section 6.17(b).

               6.18 EXECUTORY CONTRACTS. The Company shall have obtained a Final Order satisfactory to Buyer assuming and assigning those Contracts listed in Schedule 5.5(g) to Buyer.

               6.19 SUPPLY. Nothing has come to the Buyer's attention, prior to Closing, that would indicate that the Company will not be able to perform its obligations under the TS Agreement, that shall be executed upon the signing of this Agreement.

               6.20 SUPPLY AGREEMENT. The TS Agreement shall be in full force and effect as of the Closing Date.

          7. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligation of Company to consummate the Acquisition at the Closing as contemplated by this Agreement shall be subject to the satisfaction or waiver in writing by Company on or prior to the Closing Date of each of the following conditions:

               7.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects when made and as of the Closing Date, with the same effect as though such representations and warranties of Buyer had been made on and as of the Closing Date (except (a) representations and warranties that are made as of a specific date need be true and correct in all respects only as of such date and (b) as expressly permitted by this Agreement to change between the date of this Agreement and the Closing Date); each of the covenants and agreements of Buyer to be performed on or prior to the Closing Date shall have been duly performed in all respects; and the Company shall have received at the Closing a certificate to the effect of the foregoing dated as of the Closing Date and executed on behalf of Buyer by Chip Bergh.

               7.2  LITIGATION; CONSENTS.

                    (a) Other than an appeal of the Confirmation Order, the Sale Order or Assumption Order as contemplated in Section 6.6 hereof, there shall be no order or preliminary or permanent injunction issued by any court or governmental or regulatory body, restraining, modifying or preventing the carrying out of the transactions contemplated hereby.

                    (b) All the Government Consents shall have been received on or prior to the Closing Date, except for Government Consents the absence of which will not have a Material Adverse Effect on Claimants or their rights under the Amended Plan or Sale Order and Assumption Order.

               7.3 HIGHEST AND BEST BIDDER. The Bankruptcy Court shall have entered an order finding Buyer to be the highest and best bidder for the Company.

               7.4 ENTRY OF THE CONFIRMATION ORDER OR THE SALE ORDER AND ASSUMPTION ORDER; CONSUMMATION OF THE PLAN.

               (a) The Plan shall have been confirmed by the Bankruptcy Court and the Confirmation Order shall have been entered. The time allowed for appeals of the Confirmation Order shall have expired without any appeal having been taken or, if the Confirmation Order shall have been appealed, either (a) no stay of the Confirmation Order shall be in effect or (b) if such a stay has been granted by a court of competent jurisdiction, then (1) the stay shall have been dissolved or (2) the Confirmation Order shall have become a Final Order. The Confirmation Order shall not have been modified, amended, dissolved, revoked or rescinded, shall be in full force and effect on the Closing Date and, without the necessity of any further action or proceedings by the Company or any Subsidiary, the Bankruptcy Court shall have (x) as of the Closing Date, effected a full and complete discharge and release of, and thereby extinguish, all debts of the Company and each Subsidiary (to the fullest extent possible under Section 1141(d)(1) of the Bankruptcy Code) to the extent specified in the Plan, (y) extinguished all Existing Shares and Existing Equity Rights, and (z) at and as of the Closing, effected the issuance to Buyer of the Assets, free and clear of all claims and interests of Claimants in accordance with 1141(c) and the Amended Plan and the Confirmation Order and as of the Closing Date, effectuated a release by all claimants for any claims, liens, encumbrances, liabilities, rights, causes of action, obligations, or interests they may have against Buyer as a result of the Acquisition; or

               (b) The Sale Motion and Assumption Motion shall have been approved by the Bankruptcy Court and the Sale Order and Assumption Order shall have been entered. The time allowed for appeals of the Sale Order and Assumption Order shall have expired without having been taken or shall have become a Final Order. The Sale Order and Assumption Order shall not have been modified, amended, dissolved, revoked or rescinded and shall be in full force and effect as of the Closing Date, and without the necessity of any further action or proceedings by the Company or any Subsidiary, the Bankruptcy Court shall have at and as of the Closing effected the issuance to Buyer of the Assets, free and clear of all claims and interests of Claimants in accordance with the Sale Order and Assumption Order.

               7.5 SUPPLY. The Transition Supply and Services Agreement shall be executed at the same time this Agreement is signed.

          8.  AMENDMENT; TERMINATION; ASSIGNMENT; LIQUIDATED DAMAGES.

               8.1 AMENDMENT. This Agreement may be amended by the written agreement of the Company and Buyer at any time prior to the Closing Date.

               8.2  TERMINATION.  This Agreement may be terminated as follows:

                    (a) By the mutual consent of the Company and Buyer at any time prior to the confirmation by the Bankruptcy Court of the Amended Plan or the entry of the Sale Order and Assumption Order;

                    (b) By Buyer if any of the conditions precedent to the Closing set forth in Section 6 (other than Section 6.2, with respect to Government Consents which are required to be complied with solely by Buyer and other than those Government Consents necessary for HSR clearance) have not been fulfilled in all respects by April 30, 1999;

                    (c) By the Company if it has become aware that Buyer has materially breached this Agreement or if any of the conditions precedent to the Closing set forth in Section 7 hereof (other than Section 7.2, with respect to Government Consents which are required to be complied with solely by the Company but excluding those consents needed for the Antitrust Filing) have not been fulfilled in all respects by April 30, 1999;

                    (d) By Buyer if the Company refuses or otherwise fails to perform its obligation to consummate the Acquisition if, after the conclusion of the auction, Buyer is selected as the highest and best bidder;

                    (e) By Buyer if it has become aware pursuant to Sections 5.2(e), 5.7, 5.8, or otherwise, that the Company has materially breached this Agreement (it being understood that any breach of a representation or warranty that constitutes a Material Adverse Effect is a material breach of this Agreement) or that the Company will be unable to comply with Section 6 hereof (other than Section 6.2 with respect to Government Consents which are required to be complied with solely by Buyer and other than those Government Consents necessary for HSR clearance) by April 15, 1999;

                    (f) By the Company or Buyer in the event an acquisition proposal, other than a proposal(s) involving Buyer, ("Acquisition Proposal") is approved by the Bankruptcy Court or any sale order and assumption order or any plan of reorganization other than the Amended Plan or the Sale Order and Assumption Order is confirmed by the Bankruptcy Court (in either such event, this Agreement will automatically be deemed terminated without the necessity of providing written notice notwithstanding any provision to the contrary herein);

                    (g) By Buyer, if the Company's Board of Directors, or the Board of Directors of a Subsidiary, shall propose a plan of reorganization other than the Amended Plan or accept an Acquisition Proposal, including executing a letter of intent or other agreement with respect thereto whether or not such Acquisition Proposal was accepted in violation of the provisions contained in
Section 9.1 of this Agreement;

                    (h) By Buyer (1) if the Sale Motion and Assumption Motion or the Amended Plan and Amended Disclosure Statement shall not have been filed with the Bankruptcy Court on the dates required in Section 5.1 or (2) in the event Buyer has not, within five (5) Business Days prior to such deadline, complied with Section 5.1(e), if the Amended Disclosure Statement shall not have been so filed within five (5) Business Days after Buyer's compliance with
Section 5.1(e);

                    (i) By Buyer if, after approval, the Sale Order, Disclosure Statement Order or Assumption Order has been reversed, revoked, voided, substantively modified or stayed by an order of a court of competent jurisdiction;

                    (j) By Buyer if the Confirmation Order, Sale Order or Assumption Order shall not have been approved by the Bankruptcy Court and entered on the legal docket of the Chapter 11 Cases by the Clerk's Office of the Bankruptcy Court prior to or on April 19, 1999;

                    (k) By Buyer, if the Sale Order, Confirmation Order or Assumption Order is not a Final Order by April 30, 1999;

                    (l) By Buyer if the Amended Plan or Sale Motion and Assumption Motion filed with the Bankruptcy Court pursuant to Section 5.1 or as amended, supplemented or modified is not reasonably satisfactory to Buyer;

                    (m) By the Company if Buyer notifies the Company pursuant to Section 6.15 that Buyer is dissatisfied with the results of its meeting with such customers;

                    (n) By the Company if the Government Consents needed with respect to the Antitrust Filing have not been received by April 30, 1999; or

                    (o) By Buyer if the Government Consents needed with respect to the Antitrust Filing have not been received by June 30, 1999.

               8.3  RIGHTS OF TERMINATION.

                    (a) The right of termination hereunder may be exercised by Buyer or the Company, as the case may be, only by giving written notice, signed on behalf of such party by its duly authorized officer to the other party; PROVIDED, HOWEVER, that in the event of written notice of termination by Buyer pursuant to Section 8.2(d), or the Company pursuant to Section 8.2(c), if the breach of this Agreement or inability to comply with Section 6 or Section 7, respectively, is susceptible to cure within a thirty (30) day period, but in any event prior to the termination date otherwise provided in Section 8.2(b), in the case of a breach by the Company, or Section 8.2(c) (in each case, the "Cure Date") in the case of a breach by Buyer, the breaching party shall, provided it gives notice to the other party of its attempt to do so within four (4) Business Days of receipt of the breaching party's notice of termination, have until the earlier of (1) thirty (30) days after delivery to the other party of such notice or (2) the applicable Cure Date, to cure such breach or noncompliance, and in the event such breach or noncompliance is cured within the applicable time period, then such notice of termination shall be inoperative.

                    (b) No exercise by either party of its right to terminate this Agreement pursuant to Section 8.2 shall prejudice that party's rights and remedies against the other for breach of obligations under this Agreement including, without limitation, the Company's right to liquidated damages in accordance with Section 8.5(b).

                    (c) The provisions of Sections 2.8, 5.2(b), 5.2(c), 5.2(f), 5.2(g), 6.7, 6.8, 8.5 and Article 3, to the extent that such representation made under that Article 3 affect the Company's performance or ability to perform under the Transition Supply and Services Agreement, shall survive the termination of this Agreement. Further, in addition to the provisions of
Section 6.7, any damages associated with Company's breach of this Agreement shall become an administrative claim under Section 503(b) of the Bankruptcy Code.

               8.4 ASSIGNMENT. Except as otherwise contemplated in Section 2.1 and the Amended Plan with respect to the assignment of rights and obligations of the Company hereunder to the Disbursing Agent, neither party may assign this Agreement or any of its rights, privileges, duties or obligations thereto without the prior written consent of the other party to this Agreement. Notwithstanding the foregoing, Buyer may, at its option, assign any or all rights, privileges, duties or obligations it may have under this Agreement to any of its wholly-owned subsidiaries so long as Buyer also remains responsible for such duties and obligations.

               8.5 LIQUIDATED DAMAGES. In the event that the Acquisition is not consummated as a result of Buyer's material breach of this Agreement or Buyer's failure to meet any material condition set forth herein (including Buyer's failure to pay the Purchase Price due at Closing upon the Company's compliance with the conditions in Section 6), the Company shall be entitled to liquidated damages in the amount of One Million and 00/100 Dollars ($1,000,000). In such event, the Company may (1) instruct the Escrow Agent, which instruction Buyer shall join in or (2) if Buyer refuses to join in such instruction, obtain an order of the Bankruptcy Court instructing the Escrow Agent to pay the full Escrow Amount to the Company in accordance with the Escrow Agreement. The amounts payable by Buyer pursuant to this Section prior to the confirmation of this Acquisition shall constitute the Company's liquidated damages for Buyer's breach of this Agreement or any other Buyer Document and the Company's right to such damages shall constitute its sole and exclusive remedy for any and all such breaches prior to the confirmation of this Acquisition. Notwithstanding the foregoing, it shall not be considered a breach of this Agreement if, after making Antitrust Filings pursuant to this Agreement, the parties do not receive clearance pursuant to the HSR Act.

          9.  MISCELLANEOUS PROVISIONS.

               9.1 AMENDMENT; WAIVER. This Agreement may be amended, modified or superseded only by a written instrument signed by all of the parties to this Agreement. No party shall be deemed to have waived compliance by another party of any provision of this Agreement unless such waiver is contained in a written instrument signed by the waiving party and no waiver that may be given by a party will be applicable except in the specific instance for which it is given. The failure of any party to enforce at any time any of the provisions of this Agreement or to exercise any right or option contained in this Agreement or to require at any time performance of any of the provisions of this Agreement, by any of the other parties shall not be construed to be a waiver of such provisions and shall not affect the validity of this Agreement or any of its provisions or the right of such party thereafter to enforce each provision of this Agreement. No course of dealing shall operate as a waiver or modification of any provision of this Agreement or otherwise prejudice such party's rights, powers and remedies.

               9.2 BINDING EFFECT. No assigning party shall be relieved of its obligations arising under this Agreement. Subject to the foregoing, all the provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties to this Agreement and their respective heirs, legal representatives, successors and assigns.

               9.3  CONSTRUCTION AND INTERPRETATION OF AGREEMENT.

                    (a) Section titles or captions in this Agreement are included for purposes of convenience only and shall not be considered a part of the Agreement in construing or interpreting any of its provisions. All references in this Agreement to Sections shall refer to Sections of this Agreement unless the context clearly otherwise requires.

                    (b) The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                    (c) The parties do not intend that this Agreement shall confer on any third party any right, remedy or benefit or that any third party shall have any right to enforce any provision of this Agreement.

               9.4 SEVERABILITY OF PROVISIONS. If a court in any proceeding holds any provision of this Agreement or its application to any person or circumstance invalid, illegal or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid, illegal or unenforceable, shall not be affected, and shall be valid, legal and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed in this Agreement. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties intend that the court add to this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable, so as to effect the original intent of the parties to the greatest extent possible.

               9.5 EXHIBITS AND SCHEDULES. All Exhibits and Schedules to this Agreement shall constitute part of this Agreement and shall be deemed to be incorporated in this Agreement by reference and made a part of this Agreement as if set out in full at the point where first mentioned.

               9.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

               9.7 ENTIRE AGREEMENT; DISCLOSURES IN WRITING. This Agreement embodies the entire agreement and understanding of the parties related to its subject matter and supersedes all prior proposals, understandings, agreements, correspondence, arrangements and contemporaneous oral agreements relating to subject matter of this Agreement. No representation, promise, inducement or statement of intention has been made by any party which has not been embodied in this Agreement. Any statement in this Agreement that a matter has been disclosed previously to Buyer in writing shall not be effective as to any disclosure by the Company unless such disclosure is described on the disclosure schedule delivered to Buyer prior to the execution of this Agreement, acknowledged in writing by Buyer, specifying the purpose (including a reference to the Section or Sections of this Agreement) for which it has been disclosed and, once so disclosed, such disclosure shall be deemed (a) incorporated herein by reference and (b) to modify the Section or Sections referenced and any representation, warranty or covenant contained in such Section or Sections for all purposes of this Agreement.

               9.8 EXPENSES. Except as otherwise expressly provided for in this Agreement, each party will bear its own expenses incurred in connection with the preparation, execution and performance of its obligations under this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

               9.9 FURTHER ASSURANCES. Each party shall execute and deliver such additional documents or take such additional actions as may be requested by another party to this Agreement if such requested document or action is reasonably necessary to effect the transactions described in this Agreement.

               9.10 GOVERNING LAW. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of Delaware, without giving effect to any conflict of law rule or principle of such state.

               9.11 NOTICES. All notices, requests, consents, approvals, waivers, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed delivered to the parties (a) on the date of personal delivery or transmission by facsimile transmission, (b) on the first Business Day following the date of delivery to a nationally recognized overnight courier service, or (c) or the third Business Day following the date of deposit in the United States Mail, postage prepaid, by certified mail, in each case, addressed as follows, or to such other address, person or entity as any party may designate by notice to the others in accordance herewith:

          If to the Company:  Brothers Gourmet Coffees, Inc.
                              2255 Glades Road, Suite 100E
                              Boca Raton, Florida  33431
                              Attn:    Donald D. Breen, President and CEO
                              Facsimile: (561) 241-6690

          Copy to:            Brownstein Hyatt Farber & Strickland, P.C.
                              Twenty-Second Floor
                              410 Seventeenth Street
                              Denver, Colorado 80202
                              Attn:    John L. Ruppert, Esq.
                              Facsimile:  (303) 623-1956

          and                 Weil, Gotshal & Manges LLP
                              701 Brickell Avenue, Suite 2100
                              Miami, Florida  33131
                              Attn:    Oscar R. Cantu, Esq.
                              Facsimile: (305) 374-7159

          and                 White & Case
                              200 S. Biscayne Blvd., Suite 4900
                              Miami, FL 33131
                              Attn:    Thomas E Lauria
                              Facsimile: (305) 358-5744
                              (until the unsecured creditors Committee has been disbanded)

          If to Buyer:        The Procter & Gamble Company
                              1 Procter & Gamble Plaza
                              Cincinnati, OH 45202
                              Attn:    General Manager - Coffee
                              Facsimile:

          Copy to:            Dinsmore & Shohl
                              1900 Chemed Center

                              255 East Fifth Street
                              Cincinnati, Ohio  45202
                              Attn:    Kim Martin Lewis, Esq.
                              Facsimile:  (513) 977-8141

               9.12 CUMULATIVE REMEDIES; SPECIFIC PERFORMANCE. NO right or remedy conferred upon or reserved to any of the parties under the terms of this Agreement is intended to be, nor shall it be deemed, exclusive of any other right or remedy provided in this Agreement or by law or equity, but each shall be cumulative of every other right or remedy. The parties understand and acknowledge that a party would be damaged irreparably by reason of a failure of another party to perform any obligation under this Agreement. Accordingly, if any party attempts to enforce the provisions of this Agreement by specific performance (including preliminary or permanent injunctive relief), the party against whom such action or proceeding is brought waives the claim or defense that the other party has an adequate remedy at law.

               9.13 TIME OF ESSENCE. Time is of the essence to the performance of the obligations set forth in this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                     The Procter & Gamble Company

                                     By:
                                         --------------------------------------
                                     Title:
                                            -----------------------------------
                                                        ("Buyer")


                                     BROTHERS GOURMET COFFEES, INC.

                                     By:
                                         --------------------------------------
                                     Title:
                                            -----------------------------------
                                                      (the "Company")

                                     BROTHERS RETAIL CORP.

                                     By:
                                         --------------------------------------
                                     Title:
                                            -----------------------------------
                                                (SUBSIDIARY OF THE COMPANY)

                                     BROTHERS COFFEE BARS, INC.

                                     By:
                                         --------------------------------------
                                     Title:
                                            -----------------------------------
                                                (SUBSIDIARY OF THE COMPANY)

                                     MARYLAND CLUB FOODS, INC.

                                     By:
                                         --------------------------------------
                                     Title:
                                            -----------------------------------
                                                (SUBSIDIARY OF THE COMPANY)

APPENDIX OF DEFINED TERMS

"ACCOUNTANTS" means  Arthur Andersen & Co., LLP, certified public accountants.

"ACCOUNTS RECEIVABLE ADJUSTMENT" shall have the meaning as set forth in Section 2.3(d).

"ACQUISITION" has the meaning set forth in Section 2.1.

"ACQUISITION PROPOSAL" shall have the meaning set forth in Section 8.2(f).

"AGREEMENT" means this Agreement and the Exhibits and Schedules.

"AMENDED DISCLOSURE STATEMENT" means the Disclosure Statement with respect to the Amended Plan of Reorganization under Chapter 11, Title 11, United States Code for Brother Gourmet Coffees Inc. and its Affiliated Debtors, which will be reviewed and must be satisfactory in form and substance to Buyer and Buyer's counsel with respect to incorporating the Acquisition.

 "AMENDED PLAN" means the Plan of Reorganization to be filed by Debtors with The Bankruptcy Court which will be reviewed and must be satisfactory in form and substance to Buyer and Buyer's counsel with respect to incorporating the Acquisition.

"ANTITRUST FILING" SHALL HAVE THE MEANING SET FORTH IN SECTION 3.3.

"ASSUMED LIABILITIES" SHALL HAVE THE MEANING SET FORTH IN SECTION 2.7(b).

"ASSUMPTION MOTION" means the motion to be filed by the Debtors which will be in form and substance satisfactory to Buyer and Buyer's counsel seeking an order assuming and assigning those contracts, licenses and/or leases listed on
Schedule 5.5(g) to this Agreement (which contracts, leases and/or licenses can be changed prior to the entry of the Assumption Order) pursuant to 5.1 of this Agreement.

"ASSUMPTION ORDER" means the order to be entered by The Bankruptcy Court assuming and assigning those contracts, licenses and/or leases listed on
Schedule 5.5(g) to this Agreement (which contracts, leases and/or licenses can be changed prior to the entry of this order), which order will be in form and substance satisfactory to Buyer and Buyer's counsel.

"AVERAGE NET SALES" means the six (6) weeks' average net sales (in pounds) of In-Store Inventory as measured from August 1, 1998 to January 31, 1999, as calculated for each Customer separately.

"BALANCE SHEET DATE" shall have the meaning set forth in Section 3.4(a).

"BANKRUPTCY CODE" means Title I of the Bankruptcy Reform Action of 1978, as amended and codified in Title 11 of the United States Code.

"BANKRUPTCY COURT" means the Bankruptcy Court unit of the United States District Court for the District of Delaware, or such other court having jurisdiction over the Chapter 11 Cases or any proceeding relating thereto.

"BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as the same are applicable to the Chapter 11 Cases.

"BUSINESS DAY" means a day of the year on which banks are not authorized to be closed in the City of New York.

"BUYER" means The Procter & Gamble Company.

"BUYER DOCUMENTS" shall have the meaning set forth in Section 4.2(a).

"CASE" shall have the meaning set forth in the Preamble to this Agreement.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

"CHAPTER 11 CASES" means the cases commenced under Chapter 11 of the Bankruptcy Code by Debtors on the Petition Date by the filing of Chapter 11 petitions with the Bankruptcy Court.

"CLAIMANT" means all creditors, claimants and interest holders having claims against or interests in the Consolidated Estates.

"CLOSING" shall have the meaning set forth in Section 2.4.

"CLOSING DATE" shall have the meaning set forth in Section 2.5.

"CLOSING ORDER" means, with respect to the Confirmation Order, Sale Order or Assumption Order, either the Confirmation Order, Sale Order or Assumption Order shall have become a Final Order.

"CODE" shall mean the Internal Revenue Code of 1986, as amended.

"COMPANY" shall have the meaning set forth in the Preamble to this Agreement.

"COMPANY DOCUMENTS" shall have the meaning set forth in Section 3.2(a).

"CONFIRMATION ORDER" shall have the meaning set forth in Section 5.1(c)(2).

"CONSOLIDATED COMPANY" shall have the meaning set forth in Section 3.4(a).

"CONTINGENT" means, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which or the obligation to make payment on which is dependent upon a future event that may or may not occur.

"CONTRACTS" shall have the meaning set forth in Section 5.5(g).

"CURE DATE" shall have the meaning set forth in Section 8.3(a).

"CUSTOMER" means the customers listed in Schedule 2.1 under "Customer
Contracts."

"DEBTORS" means one or more of the Company, and any or all of its Subsidiaries, in their capacities as prepetition, post-petition or post-confirmation debtors and as singular, consolidated, merged or reorganized entities, depending upon the context.

"DISBURSING AGENT" means the person appointed by the Bankruptcy Court, and if no Disbursing Agent is appointed, the Company, pursuant to the Amended Plan or Sale Order.

"DISCLOSURE STATEMENT ORDER" means an order of the Bankruptcy Court, in form and substance reasonably satisfactory to Buyer and its counsel, approving, pursuant to Section 1125 of the Bankruptcy Code, the Amended Disclosure Statement for solicitations of acceptances and rejections of the Plan, setting forth voting procedures and scheduling a confirmation hearing.

"DISTRIBUTION FUND" shall have the meaning set forth in Section 2.3(e).

"DOLLARS"; "$" means lawful currency of the United States of America.

"EFFECTIVE DATE" means the Closing Date.

"ENVIRONMENT" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

          (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include the types of activities covered by CERCLA.

"ENVIRONMENTAL LAW" means any Legal Requirement that requires or relates to:

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

          (e) protecting resources, species, or ecological amenities;

          (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

          (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"EQUITY INTERESTS" shall mean any ownership interest or a share of capital stock in the Company or any Subsidiary, as the case may be (including any Equity Rights), whether or not transferable, preferred, common, voting or denominated "stock," or a similar security.

"EQUITY RIGHTS" shall mean all options, warrants, subscriptions, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature, whatsoever under which the Company or any Subsidiary, as the case may be, is or may become obligated to vote, issue, purchase, sell, return, redeem, assign, pledge or transfer any shares of its capital stock, or rights or warrants to acquire, or securities convertible into shares of its capital stock,

"ESCROW AGENT" means Weil, Gotshal & Manges LLP in its capacity as escrow agent pursuant to the Escrow Agreement.

"ESCROW AGREEMENT" shall have the meaning set forth in Section 2.8.

"ESCROW AMOUNT" shall have the meaning set forth in Section 2.8.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"FACILITIES" means any real property, leaseholds or other real property interests owned or leased by the Company or any Subsidiary, and any buildings, plants, structures, or equipment (including motor vehicles), that are owned or leased both as of the date hereof and as of the Closing Date.

"FINAL ORDER" means an order, judgment, ruling or other decree issued and entered by the Bankruptcy Court (as entered on the docket in the Chapter 11 Cases), or any state or federal court or other tribunal located in one of the states, territories, or possessions of the United States of America or the District of Columbia, which judgment, order or other decree has not been reversed, stayed, modified or amended, and as to which (x) the time to appeal or to seek review, rehearing or certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or has been timely filed or (y) any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

"FINISHED PRODUCT INVENTORY" means (a) 950,000 pounds of unadulterated, packaged, ready to be shipped (in cartons or totes) whole bean or ground 100% premium or specialty grade arabica coffee of merchantable quality; (b) under the BROTHERS trademark or as specified by Buyer; (c) such product being no more than seven (7) months older than its manufacture date on the package for pre-pack products, and no more than ninety (90) days on bulk products, at the time of delivery to Buyer; and (d) of such combination as specified by Buyer.

"GAAP" means generally accepted accounting principles in effect in the United States consistently applied.

"GOVERNMENT CONSENTS" shall have the meaning set forth in Section 3.3.

"GREEN COFFEE INVENTORY" shall mean all green coffee that Company owns, which is fresh and from the current green coffee crop (1998 / 1999 season), of good quality and free of flavor defects, at the Closing Date. In no event shall Green Coffee Inventory be used for Finished Product Inventory unless, there is a corresponding price decrease ($1.53 per pound) to the Finished Product Inventory, as agreed by Buyer.

"GREEN COFFEE INVENTORY ADJUSTMENT" shall have the same meaning set forth in
Section 2.3(b).

"HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"HAZARDOUS ACTIVITY" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company or any Subsidiary.

"HAZARDOUS MATERIALS" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"IN-STORE INVENTORY" shall mean all Finished Product Inventory (as if it were in-store), and all other inventory sold or otherwise distributed by Company that is not under the BROTHERS trademark, as of the Closing Date (as measured in pounds) that Company sells or otherwise provides to each Customer that is (a) on the shelves of such Customer's stores, (b) on such Customer's premises, whether in a store, warehouse or elsewhere or (c) at a wholesaler/distributor's premises which is intended to be shipped to the Customer.

"IN-STORE INVENTORY ADJUSTMENT" shall have the meaning set forth in Section 2.3(c).

"INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 3.9(a).

"INTERIM ORDER" means the Order entered by the Bankruptcy Court on January 15, 1999 styled "Order Approving Proposed Bidding Procedures, with Respect to the Sale of Debtor's Business and Approving Certain Terms of the Stock Purchase Agreement. "

"IRS" means the Internal Revenue Service.

"LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"LIEN" means any lien, claim, encumbrance, security interest, option, mortgage note, deed of trust, easement, license, leasehold interest, right of way, title defect, charge, restriction or right of any third party of any kind.

"MATERIAL ADVERSE EFFECT" means any condition, change or event that would materially and adversely affect the Assets.

"MARYLAND CLUB AGREEMENT" shall have the meaning set forth in Section 2.7(b).

"OSHA" means Occupational Safety and Health Act.

"OCCUPATIONAL SAFETY AND HEALTH LAW" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"PERMITS" shall have the meaning set forth in Section 3.3.

"PERSON" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

"PETITION DATE" means August 27, 1998, the date on which Debtors commenced the Chapter 11 Cases.

"PLAN" means the Plan of Reorganization dated January 15, 1999 and filed with the Bankruptcy Court pursuant to Section 5.1.

"PURCHASE PRICE" shall have the meaning set forth in Section 2.2(a).

"PURCHASE PRICE ADJUSTMENT" shall have the meaning set forth in Section 2.3(a).

"RCRA" means the Resource Conservation and Recovery Act.

"RELEASE" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"SALE MOTION" means the motion to be filed by the Debtors with The Bankruptcy Court pursuant to 5.1 of this Agreement in accordance with Section 105 and 363 of The Bankruptcy Code.

"SALE ORDER" shall have the meaning set forth in Section 5.1(c)(1).

"SEC" means the Securities and Exchange Commission.

"SUBSIDIARIES" shall mean Brothers Gourmet Coffees, Inc., Brothers Retail Corp., Brothers Coffee Bars, Inc., and Maryland Club Foods, all wholly owned subsidiaries of Company.

"TAX" means any taxes, however denominated, including income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, estate tax, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, sales, use, transfer, registration, alternative or add-on minimum, estimated, or other tax of any kind whatsoever and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other arrangement relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee, including any interest, penalty, or addition thereto, whether disputed or not.

"TRUST" means the creditors' trust, if any, for the benefit of the Claimants established pursuant to the Plan.